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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 2, 1997




                               CRW Financial, Inc.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)




                  Delaware                                    0-26015
      -------------------------------                 ------------------------
      (State or other jurisdiction of                 (Commission File Number)
               incorporation)

                                   23-2691986
                      ------------------------------------
                      (I.R.S. Employer Identification No.)



            443 South Gulph Road, King of Prussia, Pennsylvania 19406
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (610) 878-7400
                                                          ---------------



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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


Item 2.  Disposition of Assets

                  On February 2, 1997, CRW Financial, Inc. (the "Registrant") sold all assets of its accounts receivable management and debt collection division, including its wholly-owned subsidiaries Kaplan & Kaplan, Inc., CRW Texas, Inc. and CRW California, Inc. (collectively, the "Division"), to NCO Group, Inc. ("NCO") for a purchase price valued at approximately $12.8 million and consisting of (i) $3,750,000 in cash, (ii) 345,178 shares of restricted NCO common stock, (iii) warrants to purchase 250,000 additional shares of restricted NCO common stock at an exercise price of $27.625 per share and (iv) assumption by NCO of certain current liabilities of the Division. The purchase price for the Division was determined as a result of arm's length negotiations between the parties.

                  The cash portion of the purchase price for the Division will be used by the Registrant to reduce its outstanding bank debt and to increase working capital.

                  Subsequent to sale of the Division, the Registrant has three principal assets: (i) 6,162,130 shares of TeleSpectrum Worldwide Inc. ("TeleSpectrum") common stock, (ii) 345,178 shares of restricted NCO common stock and warrants to purchase 250,000 additional shares of restricted NCO common stock acquired in the foregoing sale, with respect to which the Company has certain registration rights, and which together represent approximately 8.1% of the currently outstanding shares of common stock of NCO and (iii) the Registrant's wholly-owned subsidiary, Casino Money Centers, Inc. ("CMC").

                  The Registrant currently anticipates that CMC may file a registration statement with the Securities and Exchange Commission at some time during the second calendar quarter of 1997 in order to permit the Registrant to effect a distribution of all CMC shares currently held by the Registrant to the Registrant's shareholders.

                  The sale of the Division and the planned distribution of CMC common stock to the Registrant's shareholders are intended to facilitate the Registrant's shareholders valuing their common stock in the Registrant based on the value of the Registrant's TeleSpectrum common stock, the value realized from the sale of the Division and the value which may be realized from the distribution of the CMC common stock. There can be no assurance, however, that the distribution of CMC common stock will occur, or even if it does occur, that the Registrant's shareholders could not have realized greater value from their shares of common stock in the Registrant if the sale of the Division and the distribution of CMC common stock had not occurred.

                  The Registrant currently has 5,412,672 shares of common stock outstanding. In addition, 3,043,049 shares of the Registrant's common stock are currently issuable pursuant to vested stock options and warrants issued by the Registrant. The exercise

                                       -2-

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of currently vested stock options and warrants would result in cash proceeds to the Registrant of approximately $5.6 million.


Item 7.  Pro Forma Financial Information and Exhibits

(b)  Pro Forma Financial Information

     The following pro forma financial information is filed as a part of this Report and is set forth in the pages attached hereto:

     1. Basis of Presentation

     2. Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1995 and nine months ended September 30, 1996

     3. Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996

     4. Notes to Pro Forma Condensed Consolidated Financial Information


(c)  Exhibits

Description                                                    Exhibit Number
-----------                                                    --------------


Asset Acquisition Agreement dated February 2, 1997 by               10.1
and among the Registrant, Kaplan & Kaplan, Inc., NCO,
CRWF Acquisition, Inc. and K & K Acquisition, Inc.
(without exhibits or schedules)

                               CRW FINANCIAL, INC.
                               UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION



                              Basis of Presentation


         The attached unaudited pro forma condensed consolidated balance sheet at September 30, 1996 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 give effect to the sale of the Registrants accounts receivable management and debt collection division as if the sale occurred on January 1, 1995. The pro forma financial data is presented for informational purposes only and should not be construed to be indicative of the actual results of operations of the Company for periods presented or future results of operations of the Company. The pro forma adjustments are described in the accompanying notes presented herein.

                               CRW FINANCIAL,INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      (in thousands, except per share data)



                                                    CRW          Pro forma            CRW
                                                 historical      adjustments       Pro forma
                                                 ----------      -----------       ---------
                                                                 (unaudited)
REVENUES                                          $ 31,691       ($28,742)(a)      $  2,949

OPERATING EXPENSES, excluding                       30,203        (26,746)(a)         3,457
   non-cash charges

DEPRECIATION                                           766           (741)(a)            25

AMORTIZATION                                           709           (686)(a)            23
                                                  --------       --------          --------
OPERATING INCOME (LOSS)                                 13           (569)             (556)

INTEREST EXPENSE                                      (655)           210 (c)          (445)
                                                  --------       --------          --------
   Loss from continuing operations
       before income taxes                            (642)          (359)           (1,001)

INCOME TAXES (BENEFIT)                                                                 --
                                                  --------       --------          --------
   Loss from continuing operations                ($   642)      ($   359)         ($ 1,001)
                                                  ========       ========          ========


Primary loss per share from continuing
   operations                                     ($  0.55)      ($  0.30)         ($  0.85)


                               CRW FINANCIAL,INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                      (in thousands, except per share data)



                                              CRW           Pro forma          CRW
                                           historical      adjustments      Pro forma
                                           ----------      -----------      ---------
                                                           (unaudited)

REVENUES                                    $ 23,069       ($20,444)(a)      $  2,625

OPERATING EXPENSES, excluding                 23,144        (19,075)(a)         4,069
   non-cash charges

SPECIAL COMPENSATION CHARGE                    1,319           (690)(a)           629

DEPRECIATION                                     699           (669)(a)            30

AMORTIZATION                                     370           (350)(a)            20
                                            --------       --------          --------

OPERATING INCOME (LOSS)                       (2,463)           340            (2,123)

GAIN ON SALE OF TWI STOCK                      1,176          -0-               1,176

INTEREST EXPENSE                                (593)           158(c)           (435)

   Income (loss) from continuing
       operations before income taxes         (1,880)           498            (1,382)
                                            --------       --------          --------
INCOME TAXES (BENEFIT)                          (639)          (169)             (470)
                                            --------       --------          --------
   Income (loss) from continuing
       operations                           $ (1,241)      $    329          $   (912)


Primary loss per share from continuing
   operations                               ($  0.34)      ($  0.10)         ($  0.25)


                               CRW FINANCIAL, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (in thousands)


                                                         CRW           Pro forma          CRW
                                                      historical       adjustments      Pro forma
                                                      ----------       -----------      ---------
                         ASSETS
CURRENT ASSETS:
   CASH                                                $  1,461           ($63)(b)      $  1,398
   CASH HELD FOR CLIENTS                                  2,774         (2,774)(b)          --
   ACCOUNTS RECEIVABLE, NET                               3,506         (3,408)(b)            98
   OTHER CURRENT ASSETS                                     773           (401)(b)           372
                                                       --------       --------          --------
   TOTAL CURRENT ASSETS                                   8,514         (6,646)            1,868

PROPERTY AND EQUIPMENT,NET                                3,150         (3,055)(b)            95
INTANGIBLE ASSETS, NET                                    4,993         (4,658)(b)           335
INVESTMENT IN TELESPECTRUM WORLDWIDE INC                 53,368                           53,368
INVESTMENT IN NCO GROUP, INC.                               --          12,800 (b)        12,800
OTHER ASSETS                                                666           (664)(b)             2
                                                       --------       --------          --------
             LIABILITIES AND STOCKHOLDERS' EQUITY      $ 70,691       ($ 2,223)         $ 68,468
                                                       ========       ========          ========


CURRENT LIABILITIES:

  COLLECTIONS DUE TO CLIENTS                           $  2,774        ($2,774)(b)     $      0
  ACCOUNTS PAYABLE                                        2,390         (2,307)(b)           83
  ACCRUED EXPENSES                                        2,015         (1,125)(b)          890
  CURRENT PORTION OF LONG-TERM DEBT                       7,886         (2,000)(b)        5,886
                                                       --------       --------         --------
  TOTAL CURRENT LIABILITIES                              15,065         (8,206)           6,859

LONG-TERM DEBT                                              427           --                427
DEFERRED INCOME TAXES                                    19,475           --             19,475
OTHER LONG-TERM LIABILITIES                                 414           (100)(b)          314

STOCKHOLDERS' EQUITY:

  PREFERRED STOCK                                         2,382           --              2,382
  COMMON STOCK                                               39           --                 39
  ADDITIONAL PAID IN CAPITAL                             36,359          4,783(b)        41,142
  ACCUMULATED DEFICIT                                    (3,470)         1,300(b)        (2,170)
                                                       --------       --------         --------
  TOTAL STOCKHOLDERS' EQUITY                             35,310          6,083            41,393
                                                       --------       --------          --------
                                                       $ 70,691       ($ 2,223)         $ 68,468
                                                       ========       ========          ========

                               CRW FINANCIAL, INC.
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION


         (A) To reclassify the accounts receivable management and debt collection division as a discontinued operation.

         (B) To record the sale of the accounts receivable management and debt collection division. The Company used $2 million of the $3.75 million cash portion of the purchase price to reduce its bank debt. In addition, $1 million of direct expenses for professional fees and retention pay to key employees were paid by the Company. The division cash balances were included in the sale. These cash balances totaled approximately $687,000 at September 30, 1996.

         (C) To reduce interest expense for the $2 million repayment of bank debt made by the Company from the cash portion of the purchase price.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CRW FINANCIAL, INC.



                                  By: /s/ Jonathan P. Robinson
                                     ---------------------------
                                          Jonathan P. Robinson, Vice President
                                            and Chief Financial Officer

Date:  February 18, 1997



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